Exhibit 99.5

For Immediate Release
Contact Media Robert Williams (312) 436-4356 rewilliams@usg.com Investors Matthew Ackley (312) 436-6263 mackley@usg.com

USG CORPORATION ANNOUNCES LAUNCH OF SENIOR NOTES OFFERING

CHICAGO, October 28, 2013—USG Corporation (NYSE: USG), a leading building products company, today announced that it launched a private offering of $350 million aggregate principal amount of senior notes. The notes will be the unsecured obligations of USG. USG’s obligations under the notes will be guaranteed on a senior unsecured basis by certain of its domestic subsidiaries.

USG intends to use the net proceeds from the sale of the notes to fund a portion of USG’s initial $500 million cash investment (consisting of the net proceeds of sale of the notes and cash on hand) in its previously announced proposed joint venture with Boral Limited. If USG does not complete the joint venture, USG intends to use the net proceeds from the sale of the notes for general corporate purposes, which may include the repayment of indebtedness, the funding of pension obligations, working capital, capital expenditures and potential acquisitions.

The notes will be offered and sold only to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933 (the “Securities Act”), and to non-U.S. persons in accordance with Regulation S under the Securities Act. When issued, the notes will not have been registered under the Securities Act or state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. This press release does not constitute an offer to sell or the solicitation of an offer to buy the notes or any other securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which, or to any person to whom, such an offer, solicitation or sale is unlawful. Any offers of the notes will be made only by means of a private offering circular.

About USG

USG Corporation is a manufacturer and distributor of innovative, high-performance building systems through its United States Gypsum Company, USG Interiors, LLC, L&W Supply Corporation and other subsidiaries. Headquartered in Chicago, USG Worldwide operations serve the commercial, residential, and repair and remodel construction markets, enabling our customers to build the outstanding spaces where people live, work and play. USG wall, ceiling, exterior sheathing, flooring underlayment and roofing systems provide leading-edge building solutions, while L&W Supply branch locations efficiently stock and deliver building materials throughout the United States. USG and its subsidiaries are proud sponsors of the U.S Olympic and Paralympic teams and the Canadian Olympic team.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 related to management’s expectations about future conditions. Actual business, market or other conditions may differ materially from management’s expectations and, accordingly, may affect USG’s sales and profitability or other results and liquidity. Actual results may differ materially due to various other factors, including: economic conditions, such as the levels of new home and other construction activity, employment levels, the availability of mortgage, construction and other financing, mortgage and other interest rates, housing affordability and supply, the levels of foreclosures and home resales, currency exchange rates and consumer confidence; capital markets conditions and the availability of borrowings under our credit agreement or other financings; our substantial indebtedness and our ability to incur substantial additional indebtedness; competitive conditions, such as price, service and product competition; shortages in raw materials; changes in raw material and energy costs; volatility in the assumptions used to determine the funded status of our pension plans; the loss of one or more major customers and our customers’ ability to meet their financial obligations to us; capacity utilization rates for us and the industry; our ability to expand into new geographic markets and the stability of such markets; our ability to successfully enter into and operate the joint venture with Boral Limited, including risks that our joint venture partner, Boral Limited, may not fulfill its obligations as an investor or may take actions that are inconsistent with our objectives; our ability to protect our intellectual property and other proprietary rights; changes in laws or regulations, including environmental and safety regulations; the satisfactory performance of certain business functions by third party service providers; our ability to achieve anticipated savings from cost reduction programs; the outcome in contested litigation matters; the effects of acts of terrorism or war upon domestic and international economies and financial markets; and acts of God. USG assumes no obligation to update any forward-looking information contained in this press release. Additional information concerning these and other factors may be found in USG’s filings with the Securities and Exchange Commission, including the “Risk Factors” in USG’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q.

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